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
        COHEN                                           Cohen Fund Audit Services, Ltd.   440.835.8500
 -------------------                                    800 Westpoint Pkwy., Suite 1100   440.835.1093 fax
 FUND AUDIT SERVICES                                    Westlake, OH 44145-1524

                                                        WWW.COHENFUND.COM
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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated April 3, 2007 on the financial statements of Veracity Small Cap Value Fund as of February 28, 2007 and for the period indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to the Veracity Fund's Registration Statement on Form N-1A.




/s/ Cohen Fund Audit Services

Cohen Fund Audit Services, Ltd.
Westlake, Ohio
June 27, 2007









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
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 an independent member of                                                              SQ
 BAKER TILLY                                                                             IF [LOGO OMITTED]
INTERNATIONAL         Registered with the Public Company Accounting Oversight Board   Service
                                                                                       Quality
                                                                                        Innovation
                                                                                          and Fun
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